Exhibit 4.1

AMENDMENT TO WARRANT CERTIFICATE

This Amendment is made to the Warrant Certificate dated July 9, 2002 (the “Warrant”) issued by Advant-e Corporation (the “Company”) for the benefit of                                     , (“Holder”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant.

The Company and Holder agree that the Warrant shall be amended as follows:

1. Immediately following Section 1 of the Warrant, the following Section shall be added:

“SECTION 1A. CASHLESS EXERCISE OF WARRANT. In addition to and without limiting the rights of the Holder hereof under the terms hereof, at the Holder’s option this Warrant may be exercised in whole prior to its expiration by exchanging this Warrant for a number of shares of Common Stock having an aggregate market value on the date of such exercise equal to the difference between (a) the closing price of the shares on the date of exercise, not to exceed the closing price as of August 9, 2005 ($1.35) and (b) the aggregate Warrant Price for such shares in effect at such time. In the event that the holder elects to exchange this Warrant for shares of Common Stock under this Section 1A, the Holder must deliver the Warrant Certificate to the Company with the exercise form set forth as Exhibit B duly executed.”

2. The Warrant is amended by the addition of Exhibit B following Exhibit A in the form attached hereto.

3. Except as set forth herein, all of the remaining terms and conditions of the Warrant shall remain in full force and effect.

ADVANT-E CORPORATION

By:
Jason K. Wadzinski, CEO

Date:	August 9, 2005

HOLDER

By:

Date:

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EXHIBIT B

to Warrant Certificate

NOTICE OF ELECTION TO EXERCISE

TO:

The undersigned holder of a Warrant to Purchase (the “Warrant”) of Advant-e Corporation, a Delaware corporation (the “Company”), hereby irrevocably exercises its right to exchange this Warrant for shares of Common Stock of the Company in an amount to be computed in accordance with Section 1A of the Warrant, and directs that the shares issuable and deliverable upon exercise be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Number of Shares of Common Stock to be acquired via cashless exercise:

Holder

By:

Printed:

Title:

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